Sub-Item 77Q 1

On December 1, 2008, Driehaus Capital Management LLC entered into a fee waiver agreement with respect to the Driehaus Emerging Markets Growth Fund, a series of
Driehaus Mutual Funds. A copy of the fee waiver agreement is incorporated by reference to Exhibit 23
(H)(XIV) of Post-Effective Amendment No. 38 to
Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on January
30, 2009.